UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2023 (February 14, 2023)

HF SINCLAIR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2828 N. Harwood, Suite 1300	Dallas	Texas	75201
(Address of principal executive offices)			(Zip code)

Registrant’s telephone number, including area code: (214) 871-3555

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2023, the Board of Directors (the “Board”) of HF Sinclair Corporation (the “Corporation”) promoted Tim Go to the position of Chief Executive Officer and President of the Corporation, effective May 9, 2023. Mr. Go succeeds Michael C. Jennings, current Chief Executive Officer of the Corporation, who notified the Corporation on February 14, 2023 that he will retire from the position of Chief Executive Officer, effective May 8, 2023. Mr. Go currently serves as President and Chief Operating Officer of the Corporation and will continue in that role through May 8, 2023. Mr. Jennings will continue to serve as Chief Executive Officer through May 8, 2023.

In order to facilitate an orderly transition of the Chief Executive Officer duties from Mr. Jennings to Mr. Go, on February 15, 2023, the Board appointed Mr. Jennings to the position of Executive Vice President, Corporate, of the Corporation, effective May 9, 2023. Mr. Jennings and the Corporation expect that he will serve as Executive Vice President, Corporate until his currently planned retirement from the Corporation on November 9, 2023 (or such date as may be extended by the agreement of the Corporation and Mr. Jennings, the “Retirement Date”). Mr. Jennings has also agreed to serve as a consultant to the Corporation beginning on the day following his Retirement Date and continuing until February 9, 2024 (or such date as may be extended by the agreement of the Corporation and Mr. Jennings, the “Consulting Period”).

Effective February 16, 2023, the Board increased the size of the Board by one to thirteen, appointed Mr. Go as a non-independent director to the Board and appointed Mr. Go to serve on the Executive Committee of the Board. Mr. Jennings, who currently serves as a non-independent director on the Board, informed the Board and the Corporation on February 14, 2023 that he will not stand for re-election at the Corporation’s 2023 Annual Meeting of Stockholders, at which time Mr. Jennings’s term as director will expire, and the size of the Board will be decreased by one to twelve. Mr. Jennings’s decision not to stand for re-election is not the result of any disagreement between Mr. Jennings and the Corporation on any matter relating to the operations, policies or practices of the Corporation.

Mr. Go, 56, has served as President and Chief Operating Officer of the Corporation since November 2021. He served as Executive Vice President and Chief Operating Officer of the Corporation from June 2020 to November 2021. Prior to joining the Corporation, Mr. Go served as Chief Executive Officer of the general partner of Calumet Specialty Products Partners, L.P., an independent producer of specialty hydrocarbon products, from January 2016 to April 2020 and retired from Calumet in June 2020. Prior to joining Calumet, he served in various leadership roles at Koch Industries, Inc. and Flint Hills Resources, LP, a wholly-owned subsidiary of Koch Industries, Inc., from August 2008 to September 2015, including having most recently served as Vice President, Operations of Flint Hills Resources, LP from July 2012 to September 2015. Prior to joining Koch Industries, he held various roles of increasing responsibility in downstream operations during his 18 years at ExxonMobil Corporation. Mr. Go brings to the Board extensive industry experience and familiarity with the day-to-day operations of the Corporation. He provides a significant resource for the Board and facilitates communication between management and the Board.

Mr. Jennings, 57, has served as Chief Executive Officer of the Corporation since January 2020. He also served as President of the Corporation from January 2020 to November 2021, as Executive Vice President of the Corporation from November 2019 to December 2019, as Executive Chairperson of the Corporation from January 2016 to January 2017 and as Chief Executive Officer and President of the Corporation from the merger of Holly Corporation (“Holly”) and Frontier Oil Corporation (“Frontier”) in July 2011 to January 2016. He served as Chairperson of the Board of the Corporation from January 2017 to February 2019 and January 2013 to January 2016. Mr. Jennings has served as Chief Executive Officer of Holly Logistic Services, L.L.C. (“HLS”), the general partner of the general partner of Holly Energy Partners, L.P., since January 2020. He previously served as Chief Executive Officer of HLS from January 2014 to November 2016 and as President of HLS from October 2015 to February 2016. Mr. Jennings served as President and Chief Executive Officer of Frontier from 2009 until the merger of Holly and Frontier in July 2011 and as the Executive Vice President and Chief Financial Officer of Frontier from 2005 to 2009. Mr. Jennings currently serves as a director of the Corporation and as a director and chairperson of the Board of HLS. Mr. Jennings served as a director of FTS International, Inc. from January 2019 to November 2020, as a director and chairperson of the Board of Montage Resources and its predecessor entities from May 2016 to November 2019, and as a director of ION Geophysical Corporation from December 2010 to February 2019. He served as chairperson of the board of directors of Frontier from 2010 until the merger in July 2011 and served as a director of Frontier from 2008 to July 2011.

In connection with Mr. Go’s promotion, the Compensation Committee of the Board (the “Compensation Committee”) approved the following changes in Mr. Go’s 2023 compensation, in each case effective May 9, 2023: (a) an increase in his 2023 base salary from $900,000 to $1,100,000, (b) an increase in his 2023 annual incentive cash compensation target award from 110% of his base salary earnings (with a maximum limit of 220% of base salary earnings) to 150% of his base salary earnings (with a maximum limit of 300% of his base salary earnings), and (c) a grant of long-term incentive awards in the amount of $3,750,000 to be split equally between restricted stock units and performance share units of the Corporation. Mr. Go has previously entered into the Corporation’s disclosed form of Change in Control Agreement and Indemnification Agreement and is subject to the Corporation’s previously disclosed Severance Pay Plan.

In connection with Mr. Jennings’s change in duties, the Compensation Committee approved a change in his 2023 base salary from $1,325,000 annually to $100,000 per calendar month (pro-rated for partial months), effective May 9, 2023. In addition, within 30 days of May 8, 2023, Mr. Jennings shall receive $1,200,433, which is equal to his 2023 annual incentive cash compensation target award of 150% of his base salary earnings and pro-rated for the portion of the Corporation’s 2023 annual incentive performance period from October 1, 2022 to May 8, 2023 during which he served as Chief Executive Officer. Effective May 9, 2023, Mr. Jennings will no longer be eligible to participate in the Corporation’s 2023 annual incentive cash compensation plan.

As a result of Mr. Jennings’s agreement to serve as a consultant to the Corporation following his Retirement Date, the Compensation Committee took action to cause his unvested equity awards as of his Retirement Date to remain outstanding following his Retirement Date. Effective May 9, 2023, Mr. Jennings will no longer be eligible for new equity award grants under the Corporation’s long-term incentive award compensation program.

The terms of Mr. Jennings’s compensation for February 15, 2023 through his Retirement Date are set forth in a Letter Agreement between Mr. Jennings and the Corporation dated February 15, 2023 (the “Letter Agreement”). He previously entered into the Corporation’s disclosed form of Change in Control Agreement and Indemnification Agreement and is subject to the Corporation’s previously disclosed Severance Pay Plan. Effective as of Mr. Jennings’s Retirement Date, his Change in Control Agreement will terminate, and he will no longer be eligible to participate in the Severance Pay Plan.

In light of Mr. Jennings’s long tenure with the Corporation and its predecessors, which provides him extensive day-to-day knowledge of the Corporation’s operations and industry, his involvement in current matters, and to further assist in Mr. Go’s transition to the Chief Executive Officer role, the Corporation, HollyFrontier Corporation and HF Sinclair Payroll Services, Inc., on behalf of themselves and their respective parents, subsidiaries and affiliates, and Mr. Jennings entered into a Successor Transition Agreement and Release of Claims dated February 15, 2023 (the “Successor Transition Agreement”). Pursuant to the Successor Transition Agreement, Mr. Jennings will provide consulting services to the Corporation for the Consulting Period. Mr. Jennings and the Corporation could extend Mr. Jennings’s Consulting Period by mutual consent. The terms of this consulting arrangement are included in the Successor Transition Agreement. Pursuant to the Successor Transition Agreement, Mr. Jennings will receive a retainer payment of $50,000 per calendar month (pro-rated for partial months) to provide up to 20 hours of services per week to the Corporation and its subsidiaries as requested by the Corporation from time to time. In addition, if on December 1, 2023, Mr. Jennings is employed by the Corporation (due to an extension of his Retirement Date) or the Consulting Period is in effect, Mr. Jennings will vest in his equity awards that would otherwise vest on December 1, 2023 pursuant to the terms of the award agreements governing the awards. This includes the third tranche of the restricted stock units granted to Mr. Jennings in November 2020, the second tranche of the restricted stock units granted to Mr. Jennings in November 2021 and the first tranche of the restricted stock units granted to him in November 2022, as well as the performance share units granted to him in November 2020 at the performance percentage to be certified by the Compensation Committee in the fourth quarter of 2023 following the end of the performance period applicable to his November 2020 performance share unit award. Immediately following the last day of the Consulting Period, Mr. Jennings will vest in a pro rata portion of his remaining unvested equity awards based on the total number of days during which he provided services to the Corporation, which shall include his services during the Consulting Period, during the “service period” (as defined in each applicable award agreement). This includes pro rata vesting of the then-remaining unvested restricted stock units granted to Mr. Jennings in November 2021 and November 2022, and pro rata vesting of the performance share units granted to Mr. Jennings in November 2021 and November 2022 at target. Any remaining unvested equity awards at that time will be forfeited.

The Successor Transition Agreement can be terminated at any time, with or without cause, by either party upon written notice. Pursuant to the terms of the Letter Agreement, with respect to Mr. Jennings’s employment period, and the terms of the Successor Transition Agreement, with respect to the Consulting Period, if, after February 15, 2023, the Corporation terminates Mr. Jennings without “cause” (as defined in the Letter Agreement, with respect to Mr. Jennings’s employment period, and in the Successor Transition Agreement, with respect to the Consulting Period) or if Mr. Jennings terminates his employment or consulting services due to an act of “cause” by the Corporation, in each case on or prior to February 9, 2024, Mr. Jennings shall vest in his equity awards as if he had remained with the Corporation, either as an employee or consultant, through February 9, 2024. In addition, if during the Consulting Period, the Corporation terminates the Consulting Period without “cause” (as defined in the Successor Transition Agreement) or if Mr. Jennings terminates the Consulting Period due to an act of “cause” by the Corporation, in each case on or prior to the expiration of the Consulting Period, the Corporation shall pay Mr. Jennings the unpaid retainer payment, at $50,000 per month (pro-rated for partial months), for each month until the expiration of the Consulting Period.

The Successor Transition Agreement also includes non-disparagement and confidentiality covenants, as well as non-solicitation and non-compete covenants for the Consulting Period.

The description of the Letter Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.1 to this Current Report, which is incorporated by reference into this Item 5.02 in its entirety. The description of the Successor Transition Agreement herein is qualified by reference to the copy thereof filed as Exhibit 10.2 to this Current Report, which is incorporated by reference into this Item 5.02 in its entirety.

There are no arrangements or understandings between either Mr. Jennings or Mr. Go and any other person pursuant to which Mr. Jennings and Mr. Go were named Executive Vice President, Corporate and Chief Executive Officer and President and Director, respectively. Neither Mr. Jennings nor Mr. Go have any family relationship with any director or executive officer of the Corporation or any person nominated or chosen by the Corporation to become a director or executive officer. There are no transactions in which either Mr. Jennings or Mr. Go has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Cautionary Statement Regarding Forward-Looking Statements

The following is a “safe harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements in this Current Report on Form 8-K relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding our plans and objectives for future operations. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 7.01.	Regulation FD Disclosure

On February 15, 2023, the Corporation issued a press release announcing the leadership succession. A copy of the Corporation’s press release is attached hereto at Exhibit 99.1 and incorporated in this Item 7.01 in its entirety.

The information contained in, or incorporated into, this Item 7.01 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Letter Agreement between HF Sinclair Corporation and Michael C. Jennings dated February 15, 2023.

10.2	Successor Transition Agreement and Release of Claims between HF Sinclair Corporation, HollyFrontier Corporation and HF Sinclair Payroll Services, Inc. and Michael C. Jennings dated February 15, 2023.

99.1*	Press Release dated February 15, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL).

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/ Vaishali S. Bhatia
Name:	Vaishali S. Bhatia
Title:	Senior Vice President, General Counsel and Secretary

Date: February 15, 2023